UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2020

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10785 W. Twain Ave.,

Suite 210

Las Vegas, Nevada 89135

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RETC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01. Regulation FD Disclosure

As 12 ReTech Corporation closely monitors the impact of the COVID-19 health emergency, our top priority remains the health and safety of our employees, customers, partners, and communities. As we have previously reported, we have offices located in Hong Kong, Tokyo, New York, Utah and Arizona. We have retailer operations located in New Jersey, New York, Virginia and Connecticut. Our employees are working at home isolating including our CEO and CFO. Our CEO and CFO have not been able to travel to the United States during the COVID-19 pandemic.

As previously indicated, due to the various acquisitions transacted during 2019, the Company needs additional services from outside professionals for audits of 2 years of financial results of our acquisitions and an independent valuation for purchase accounting regulations.

Our senior staff and outside service providers continue to be severely impacted by the disruptions to our operations and their operations. Our external accountants in both Hong Kong and Tokyo, have limited availability due to the business disruptions caused by COVID-19 pandemic. Without their input we cannot complete the consolidated financials required for our filings.

In March 2020 the U.S. Government issued its “lock down and shelter at home orders” as did many other nations. This caused the temporary closing of virtually all of our operations, bringing our revenue to nearly zero during this time. This precipitous drop in revenue has negatively impacted our cash flow and prevented us from completing our Form 10-Q for the period ended March 31, 2020, which we have now filed for an extension to September 5, 2020 for its completion. These same issues have impacted our ability to complete our Form 10-Q for the period ended June 30, 2020.

As a result, the efforts to complete this filing has been strongly impeded by disruptions to travel, transportation and limited access to facilities, support staff and professional advisors The Company currently expects to file its Form 10-Q for the period ending June 30, 2020 on or before September 29, 2020, the new prescribed deadline from the SEC Conditional Regulatory Relief due to COVID-19.

With the acquisitions that we made in 2019 our operations are more heavily dependent on travel related revenues and the sourcing of products from Asia and as such we can expect to have a reduction in our actual revenues vs management projections for revenues during the 1st quarter of our fiscal 2020 and perhaps beyond.

As conditions evolve, the Company will act to protect the health and safety of our employees, customers, and partners during this difficult period. We will continue to provide updates on our progress during this pandemic both in our operations and our delayed filings. We deeply appreciate the commitment of the people and organizations that have united to address this health emergency; our thoughts are with all of those affected across the world.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2020	12 RETECH CORPORATION

/s/ Angelo Ponzetta
	By:	Angelo Ponzetta
	Its:	Chief Executive Officer

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